UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

NATIONAL PENN BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-22537-01	23-2215075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 1100 Allentown, PA 18101
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former name or former address, if changed since last report)
_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 16, 2015, National Penn Bancshares, Inc. (the “Company”) held a special meeting of shareholders. At the special meeting, shareholders voted on the following matters: (1) approval of the Agreement and Plan of Merger, dated as of August 17, 2015, entered into by BB&T Corporation (“BB&T”) and the Company (the “Merger Agreement”); (2) approval, by advisory (non-binding) vote, of certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement; and (3) approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval and adoption of the Merger Agreement. The results of the shareholders’ votes are reported below:

1.    With respect to the approval of the Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
111,619,190	3,535,770	852,209	0

2.    With respect to the approval, by advisory (non-binding) vote, of certain compensation arrangements for the Company’s named executive officers in connection with the merger contemplated by the Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
56,428,546	57,840,449	1,738,174	0

3.     With respect to the approval of the adjournment of the special meeting if necessary to solicit additional proxies in favor of the approval of the Merger Agreement, the votes were as follows:

For	Against	Abstain	Broker Non-Vote
102,862,922	12,047,321	1,096,926	0

With respect to proposal number three, to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Merger Agreement, although the vote was taken, no motion to adjourn was made because the proposal to approve the Merger Agreement had passed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date:	December 16, 2015	By:	/s/ Scott V. Fainor
			Name:	Scott V. Fainor
			Title:	President and CEO